FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 12, 2004

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code
(813) 283-7000

Former name or former address (if changed since last report)
NOT APPLICABLE

Item 9.  	REGULATION FD DISCLOSURE.

On August 12, 2004, the Registrant issued a news release entitled "Checkers Drive-In
Restaurants Inks another Sponsorship -
Rally's now Official Burger of the
Indianapolis Colts(R)", a copy of which
is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.



By:_________________________________
Name:   Keith E. Sirois
Title:  Director, CEO and President
Dated:  August 12, 2004



EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 12, 2004

Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600,
Tampa, Florida 33607
* (813) 283-7000 * (813) 283-7001

CONTACT:	Kim Francis
		MARC Public Relations
		412-562-1186
		kfrancis@marcusa.com

Checkers Drive-In Restaurants Inks
another Sponsorship - Rally's now
Official Burger of the Indianapolis Colts(R)

TAMPA, FL -  August 12, 2004 - Checkers
Drive-In Restaurants, Inc. (NASDAQ: CHKR), the nation's largest double drive-thru chain, today announced a multi-year Official Burger sponsorship of the Indianapolis Colts(R) NFL(R) team.

"Checkers Drive-In Restaurants is proud to announce our partnership with the Indianapolis
Colts and Rally's," said Keith E. Sirois,
President and Chief Executive Officer,
Checkers Drive-In Restaurants, Inc. "We
have strategically partnered with the Colts because of our substantial and continued re-investment in developing the Indianapolis market."

The Company has already re-imaged 13 Rally's locations throughout Indianapolis and recently opened a new location. By the end of the year, approximately 20 re-imaging projects should be complete with additional new stores either opened or under construction. The investment in the market will exceed $4 million, and is expected to create nearly 350 new jobs in the area.

"The Indianapolis market is a showcase of our brand's greatest strengths, and represents business initiatives that are taking place in our Company and Franchised markets throughout the country," added Sirois. "From new stores and remodels to exciting sports and community activation programs, Checkers/Rally's is an energized brand with great business results and real momentum for the future."

The Official Burger sponsorship is a multi-year agreement. As the Official Burger of the Colts, Rally's will be featured on a variety of radio and television broadcasts, be visible on signage and special video features throughout the RCA
Dome, and advertise in the "Scout," which is distributed free to fans as they enter the stadium.

"Our sports marketing initiatives help us deliver excitement and great brand awareness to all of our key stakeholders, from customers and employees, to franchisees and investors," said Richard S. Turer, Vice President of
Marketing at Checkers Drive-In Restaurants,
Inc. "While supporting our stores locally in Indianapolis, our sponsorship of the Indianapolis
Colts, the Indy 500(R) and NASCAR's(R) Brickyard 400(R) helps to deliver our successful brand image to our customers in markets throughout the Midwest and beyond."

A special Colts Combo, which includes a Bacon
Swiss Double Cheeseburger, large fries, and a large Coke(R) in a Colts collectible cup, will be available starting next week at participating
Rally's locations. To support the sponsorship, Rally's will air a customized Colts version of its award-winning "You Gotta Eat(SM)" campaign throughout the season.

"We are very pleased that Rally's is joining our team," said Bob Terpening, Executive Vice
President of the Indianapolis Colts. "This is a great opportunity for the Colts to be fully engaged with our fans throughout the community at Rally's restaurants, and the sponsorship will give our fans new ways to get excited about the team."

Rally's will be the title sponsor of the Colts first regular season home opener game against the Green Bay Packers(R) on September 26, 2004, and will give away a Rally's/Colts collectible cup to the first 60,000 fans to enter the stadium.

Checkers Drive-In Restaurants, Inc. continues to have much success with NFL team sponsorships and sports marketing in general. Its current affiliations include the Indianapolis Colts, the Miami Dolphins(R), the Louisville Cardinals(R), the Tampa Bay Devil Rays(R), the Indianapolis 500(R) and the Brickyard 400(R).

Checkers Drive-In Restaurants, Inc. (www.checkers.com) is the largest double drive-thru restaurant chain in the United States. The Company develops, produces, owns, operates and franchises quick service "double drive-thru" restaurants.

Except for historical information, this
announcement contains "forward-looking" and
"Safe Harbor" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities
Exchange Act of 1934, as amended and the Private
Securities Litigation Reform Act of 1995. These forward-looking and Safe Harbor statements reflect management's expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements.

Further information regarding factors that could affect the company's financial and other results is included in the company's Forms 10Q and 10K, filed with the Securities and Exchange Commission.